Exhibit 10.1

SECOND AMENDED AND RESTATED
POZEN INC. 2000 EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT, dated as of May 6, 2008 (the “Date of Grant”), is delivered by POZEN Inc. (the “Company”) to _____________ (the “Grantee”).

RECITALS

The Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (the “Plan”), provides for the grant of options to purchase shares of common stock of the Company.  The Compensation Committee (the “Committee”) of the Board of Directors has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.  A copy of the Plan is attached.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.           Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase ______ shares of common stock of the Company (“Shares”) at an exercise price of $____ per Share, which represents the Fair Market Value (as defined in the Plan) of the underlying common stock of the Company on the Date of Grant.  The Option shall become exercisable according to Paragraph 2 below.

2.           Exercisability of Option.  The Option shall become exercisable as set forth below, if the Grantee is employed by, or providing services to, the Company (as defined in the Plan):

Twenty-five percent (25%) of the shares underlying the options granted will vest upon the acceptance by the U.S. Food and Drug Administration (FDA) of the New Drug Application (NDA) for PN 400, a proprietary fixed dose combination of the PPI esomeprazole magnesium with the NSAID naproxen in a single tablet being developed by the Company with AstraZeneca AB for the management of pain and inflammation associated with conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers if the Grantee has received a received a “meets or exceeds expectations” or “exceptional” rating with respect to all of Grantee’s performance reviews beginning with the year in which the Date of Grant occurs and for each year prior to the date on which such partial vesting occurs.  The remaining seventy-five (75%) of the options granted will vest upon the receipt by the Company of an action letter from the FDA indicating approval of the NDA for PN 400 if the Grantee has received a received a “meets or exceeds expectations” or “exceptional” rating with respect to all of Grantee’s performance reviews beginning with the year in which the Date of Grant occurs and for each year prior to the date on which such full vesting occurs.  The Company’s determination of a Grantee’s performance ratings shall be made in its sole discretion and shall be binding upon the Company and the Grantee.

3.	Term of Option.

(a)           The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)           The Option shall automatically terminate upon the happening of the first of the following events:

(i)           The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Company (as defined in the Plan), if the termination is for any reason, including Disability (as defined in the Plan) or death, but other than Cause (as defined in the Plan).

(ii)           The date on which the Grantee ceases to be employed by, or provide service to, the Company for Cause.  In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates but while the Option otherwise remains exercisable, the Option shall immediately terminate.

(iii)           The date the Grantee receives a performance review from the Company which does not have a “meets or exceeds expectations” or “exceptional” rating.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is ten years from the Date of Grant.  Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Company shall immediately terminate.

4.           Exercise Procedures.

(a)           Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised.  On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering Shares of the Company which shall be valued at their fair market value on the date of delivery, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.  The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)           The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.  All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.           Change of Control.  The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

6.           Restrictions on Exercise.  Only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.           Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.           No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time.  The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9.           No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.           Assignment and Transfers.  The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

11.           Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

12.           Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at 1414 Raleigh Road, Suite 400, Chapel Hill, N.C. 27517, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

POZEN INC.

By:
Its:

Accepted:
[Grantee]